MERCANTILE MUTUAL FUNDS, INC.
                                 ("REGISTRANT")
                                   FORM N-SAR
                                FILE NO. 811-3567
                  FOR THE ANNUAL PERIOD ENDED NOVEMBER 30, 2000

EXHIBIT INDEX

Sub-Item 77C:         Submission of matters to a vote of security holders.

Sub-Item 77K:         Changes in Registrant's certifying accountants.
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Sub-Item 77C:         Submission of matters to a vote of security holders.

         At a special meeting of shareholders of the Registrant held on November 24, 2000, the shareholders of each of the Registrant's portfolios voted to approve an Agreement and Plan of Reorganization providing for the transfer of substantially all of the assets and liabilities of each of the Registrant's portfolios to corresponding portfolios of Firstar Funds, Inc. ("Firstar Funds") in exchange for shares of such Firstar Funds in a tax-free reorganization. The results of the shareholder meeting are as follows (no shares represented broker non-votes):

FUND                                FOR             AGAINST              ABSTAIN

Treasury Money Market               83,757,247        1,851,216           0
Money Market                       169,939,602       87,658,959          114
Tax-Exempt Money Market             86,551,315       12,989,249           0
Intermediate Corporate Bond          3,786,926                0           0
Bond Index                          14,012,731        2,343,645        12,983
Short-Intermediate Municipal         2,510,759            2,536           0
Balanced                             6,277,700            9,935         2,400
Equity Index                         5,266,238              345          249
Growth & Income Equity              15,951,556           29,050        42,453
Growth Equity                        4,978,799            5,926         2,255



Sub-Item 77K:         Changes in Registrant's certifying accountants.

On October 16, 2000, KPMG LLP ("KPMG") resigned as the Registrant's independent auditors. KPMG's reports on the Registrant's financial statements for the fiscal years ended November 30, 1999 and November 30, 1998 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal years ended November 30, 1999 and November 30, 1998 and the interim period commencing December 1, 1999 and ending October 16, 2000, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Registrant's financial statements for such years, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On November 7, 2000, the Registrant by action of its Board of Directors engaged PricewaterhouseCoopers LLP ("PwC") as the independent auditors to the Registrant. PwC did not audit the Registrant's financial statements for the fiscal year ending November 30, 2000 since, on November 24, 2000, the Registrant's portfolios were reorganized into corresponding portfolios of Firstar Funds, Inc. See Sub-Item 77C of this N-SAR for information concerning the Registrant's special meeting of shareholders held on November 24, 2000. During the Registrant's fiscal years ended November 30, 1999 and November 30, 1998 and the interim period commencing December 1, 1999 and ending November 7, 2000, neither the Registrant nor anyone on its behalf has consulted PwC on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Registrant has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.